Exhibit 99.1

DAVIDsTEA Inc. Announces Third Quarter Fiscal 2016 Financial Results

Third quarter sales growth of 21.5% to $44.1 million

Updates Fiscal 2016 outlook

Christine Bullen, Managing Director of U.S. Markets,  appointed Interim President and CEO

MONTREAL, December 8, 2016 (GLOBE NEWSWIRE) — DAVIDsTEA Inc. (Nasdaq:DTEA) today announced financial results for the three months and nine months ended October 29, 2016.

For the three months ended October 29, 2016:

•	Sales increased by 21.5% to C$44.1 million from C$36.3 million in the third quarter of fiscal 2015. Comparable sales increased by 0.8%.
•

Gross profit increased by 13.9% to  C$20.5 million from  C$18.0 million in the third quarter of fiscal 2015,  while gross profit as a percent of sales decreased to 46.5% from 49.6% in the third quarter of fiscal 2015. The decrease in gross profit as a percent of sales was driven by additional promotional activity, a shift in product sales mix and the adverse impact of the stronger U.S. dollar on U.S. dollar denominated purchases.

•

Selling, general and administration expenses (“SG&A”) increased to C$27.2 million from C$18.9 million in the third quarter of fiscal 2015.  As a percent of sales, SG&A increased to 61.6% from 52.0% in the third quarter of fiscal 2015. Adjusted SG&A, a non-IFRS measure, which excludes CEO separation costs, impairment of property and equipment, provision for onerous contracts and the loss on disposal of property and equipment in the third quarter of 2016 (see Reconciliation of IFRS basis to Adjusted selling, general and administration expenses),  increased to C$23.7 million from C$18.9 million in the third quarter of fiscal 2015, due primarily to the hiring of additional staff to support the growth of the Company, including new stores, and higher store operating expenses to support the operations of 225 stores as of October 29, 2016 as compared to 183 stores as of October 31, 2015. As a percent of sales, adjusted SG&A increased to 53.7% from 52.0%.

•

Results from operating activities were C$(6.6) million as compared to C$(0.9) million in the third quarter of fiscal 2015.  Adjusted results from operating activities, a non-IFRS measure, which excludes CEO separation costs, impairment of property and equipment, provision for onerous contracts and the loss on disposal of property and equipment in the third quarter of 2016 (see Reconciliation of IFRS basis to Adjusted results from operating activities),  decreased to C$(3.2) million from C$(0.9) million in the third quarter of fiscal 2015.

•

The Company opened 17 new stores in the third quarter of fiscal 2016 and ended the quarter with a total of 225 stores in Canada and the U.S. This represents an increase of 23% from the end of the third quarter of fiscal 2015.

•

Net loss was C$(5.0) million compared to C$(0.9) million in the third quarter of fiscal 2015.  Adjusted net loss,  a non-IFRS measure, which excludes CEO separation costs, impairment of property and equipment, provision for onerous contracts  and the loss on disposal of property and equipment in the third quarter of 2016, as well as other one-time income or expenses in the third quarter of fiscal 2015 (see Reconciliation of IFRS basis to Adjusted net income (loss) table), was C$(2.4) million compared to C$(0.8) million in the third quarter of fiscal 2015.

•

Adjusted EBITDA was C$0.1 million compared to C$1.5 million in the third quarter of fiscal 2015. Adjusted EBITDA,  a non-IFRS measure, excludes other non-cash or one-time costs in the current and prior year periods (see Reconciliation of Adjusted EBITDA table).

•

Fully diluted income per common share was  C$(0.20) compared to  C$(0.04) in the third quarter of fiscal 2015. Adjusted fully diluted income (loss) per common share, a non-IFRS measure, which is adjusted net income on an adjusted fully diluted weighted average shares outstanding basis (see Reconciliation of fully diluted weighted average common shares outstanding table), was  C$(0.10) per share compared to C$(0.03) per share in the third quarter of fiscal 2015.

Sylvain Toutant, President and Chief Executive Officer, stated, “We delivered sales and earnings that fell short of our expectations in Q3 as we faced a more challenging overall consumer backdrop, particularly in Canada, compounded by issues related to changing our email service provider.”

Mr. Toutant continued, “While we feel good about our merchandise line-up and marketing strategies for holiday, the backdrop remains challenging, and as a result we are taking a more cautious view of the fourth quarter.”

Transition Plan

As previously announced, Sylvain Toutant, President and Chief Executive Officer, will be leaving the Company at the end of the fiscal year. In order to facilitate a smooth transition, a Transition Committee of the Board has been formed, led by Maurice Tousson, Chairman of the Board.

Mr. Maurice Tousson, Chairman of the Board added, “We are pleased to announce today the appointment of Christine Bullen, Managing Director of U.S. Markets, as Interim President and CEO. Since she joined the Company in May, Christine has proven to be a capable leader and we look forward to further benefitting from her substantial experience in retail and her brand building track record. Christine will work closely with Sylvain and the Transition Committe to ensure a smooth transition when she assumes the Interim President and CEO position at the end of the fiscal year.”

For the nine months ended October 29, 2016:

•	Sales increased by 23.6% to C$129.7 million from C$104.9 million in the comparable period in fiscal 2015. Comparable sales increased by 3.5%.
•

Gross profit increased by 19.5% to C$63.6 million from C$53.2 million in the comparable period in fiscal 2015, while gross profit as a percent of sales decreased to 49.0% from 50.7% in the comparable period in fiscal 2015. The decrease in gross profit as a percent of sales was driven by additional promotional activity, a shift in sales mix and the adverse impact of the stronger U.S. dollar on U.S. dollar denominated purchases.

•

Selling, general and administration expenses (“SG&A”) increased to C$71.1 million from C$54.1 million in the comparable period in fiscal 2015. As a percent of sales, SG&A increased to 54.8% from 51.5% in the comparable period in fiscal 2015. Adjusted SG&A, a non-IFRS measure, which excludes CEO separation costs, impairment of property and equipment, provision for onerous contracts and loss on disposal of property and equipment in the current year period,  as well as the loss on disposal of property and equipment in the prior year period (see Reconciliation of IFRS basis to Adjusted selling, general and administration expenses),  increased to C$67.6 million from C$53.8 million in the comparable period in fiscal 2015, due primarily to the hiring of additional staff to support the growth of the Company, including new stores, and higher store operating expenses to support the operations of 225 stores as of October 29, 2016 as compared to 183 stores as of October 31, 2015, as well as newly incurred public company costs. As a percent of sales, adjusted SG&A increased to 52.1% from 51.3%.

•

Results from operating activities were C$(7.5) million as compared to C$(5.0) million in the comparable period in fiscal 2015. Adjusted results from operating activities, a non-IFRS measure, which excludes CEO separation costs, impairment of property and equipment, provision for onerous contracts and loss on disposal of property and equipment in the current year period, as well as stock-based compensation expense related to cashless exercise and the loss on disposal of property and equipment in the prior year period (see Reconciliation of IFRS basis to Adjusted results from operating activities), decreased to C$(4.0) million from C$(0.6) million in the comparable period in fiscal 2015.

•

The Company opened 32 net new stores in the nine months ended October 29, 2016 and ended the period with a total of 225 stores in Canada and the U.S. This represents an increase of 23% from the end of the comparable period in fiscal 2015.

•

Net income was C$(5.7) million compared to net income of C$(146.2) million in the comparable period in fiscal 2015 which, as previously stated, includes a C$140.9 million non-cash loss associated with the embedded derivative on Series A, A-1 and A-2 preferred shares as all preferred shares were converted into common shares in conjunction with the IPO transaction (see Reconciliation of IFRS basis to Adjusted net income (loss) table). Adjusted net income, a non-IFRS measure, which excludes CEO separation costs, impairment of property and equipment, provision for onerous contracts and loss on disposal of property and equipment in the current year period, as well as IPO-related and other one-time income or expenses in the prior year period (see Reconciliation of IFRS basis to Adjusted net income (loss) table), was C$(3.1) million compared to C$(1.2) million in the comparable period in fiscal 2015.

•

Adjusted EBITDA was C$4.8 million compared to C$5.7 million in the comparable period in fiscal 2015. Adjusted EBITDA, a non-IFRS measure, excludes IPO-related and other non-cash or one-time costs in the current and prior year periods (see Reconciliation of Adjusted EBITDA table).

•	Fully diluted income per common share was C$(0.23) compared to C$(7.91) in the comparable period in fiscal

2015. Adjusted fully diluted income per common share, a non-IFRS measure, which is adjusted net income on an adjusted fully diluted weighted average shares outstanding basis (see Reconciliation of fully diluted weighted average common shares outstanding table), was C$(0.13) per share compared to C$(0.05) per share in the comparable period in fiscal 2015.

During the third quarter of fiscal 2016, the Company recorded a CEO separation charge of C$0.6 million, which equates to C$0.5 million after-tax or $(0.02) per diluted share, in connection with the vesting of stock awards and certain other compensation related to the announcement of Sylvain Toutant’s departure at the end of fiscal 2016. The Company also recorded a non-cash asset impairment charge and provision for onerous contracts of C$2.6 million, which equates to $1.9 million after-tax or $(0.07) per diluted share, for the impairment and provision for onerous contracts of underperforming stores.  Lastly, the Company recorded a  $0.3 million expense in the third quarter which equates to $0.2 million after tax or $(0.01) per diluted share, due to a loss on disposal of property and equipment.

Balance sheet highlights as of October 29, 2016:

•	Cash: C$33.1 million.
•	Total liquidity (cash plus availability on a C$20.0 million revolving facility): C$53.1 million.

Fourth Quarter and Fiscal 2016 Outlook:

For the fourth quarter of fiscal 2016, sales are expected to be in the range of C$84.0 million to C$88.0 million, or an expected sales growth of 10.8% to 16.2% in comparison to the fourth quarter of fiscal 2015, based on opening 7 new stores and assuming a comparable sales change in the negative low single digit range to flat. Adjusted EBITDA is expected to be in the range of C$20.0 million to C$22.0 million. Net income is expected to be in the range of C$12.1 million to C$13.5 million, with fully diluted income per common share in the range of C$0.47 to C$0.52 on approximately 25.9 million fully diluted weighted average shares outstanding.

For fiscal 2016, sales are expected to be in the range of C$214.0 million to C$218.0 million, or an expected sales growth of 18.4% to 20.6% in comparison to fiscal 2015, based on opening 39 net new stores for the full year and assuming a comparable sales increase in the flat to low-single digit range. Adjusted EBITDA is expected to be in the range of C$25.0 million to C$27.0 million.  Adjusted net income is expected to be in the range of C$9.0 million to C$10.5 million, with an adjusted fully diluted income per common share range of C$0.35 to C$0.40 on approximately 26.0 million adjusted fully diluted weighted average shares outstanding.

Conference Call Information:

A conference call to discuss the third quarter of fiscal 2016 financial results is scheduled for today, December  8, 2016, at 4:30 p.m. Eastern Standard Time. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at www.davidstea.com. An online archive of the webcast will be available within two hours of the conclusion of the call and will remain available for one year.

Non-IFRS Information:

This press release includes non-IFRS measures including Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share are not presentations made in accordance with IFRS, and the use of the terms Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share may differ from similar measures reported by other companies. We believe that Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share provide investors with useful information with respect to our historical operations. We present Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share as supplemental performance measures because we believe they facilitate a comparative assessment of our operating performance relative to our performance based on our results under IFRS, while isolating the effects of some items that vary from period-to-period. Specifically, Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share allow for an assessment of our operating performance, including new store costs, without the effect of non-cash charges of the period or other one-time charges, such as depreciation, amortization, finance costs, deferred rent, non-cash compensation expense, costs related to onerous contracts or contracts where we expect the costs of the obligations to exceed the economic benefit, gain (loss) on derivative financial instruments, loss on disposal of property and equipment, impairment of property and equipment, and certain non-recurring expenses. These measures also function as benchmarks to evaluate our operating performance. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share are not measurements of our financial performance under IFRS and should not be considered in isolation or as alternatives to net income, net cash provided by operating, investing or financing activities or any other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with IFRS. We understand that although Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share are frequently used by securities analysts, lenders and others in their evaluation of companies, they have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under IFRS. Some of these limitations are:

•

Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share do not reflect changes in, or cash requirements for, our working capital needs; and

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Because of these limitations, Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Forward-Looking Statements:

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs about the Company’s growth prospects, store openings, product offerings and financial guidance for the coming fiscal quarter and fiscal year. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks and uncertainties including: the Company’s ability to maintain and enhance its brand image, particularly in new markets; the Company’s ability to compete in the specialty tea and beverage category; the Company’s ability to expand and improve its operations; changes in the Company’s executive management team; levels of foot traffic in locations in which the Company’s stores are located; changes in consumer trends and preferences; fluctuations in foreign currency exchange rates; general economic conditions and consumer confidence; minimum wage laws; the importance of the Company’s first fiscal quarter to results of operations for the entire fiscal year; and other risks set forth in the Company’s Annual Report on Form 10-K dated April 12, 2016 and filed with the Securities and Exchange Commission on April 13, 2016. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA:

DAVIDsTEA is a fast-growing retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 225 company-operated DAVIDsTEA stores throughout Canada and the United States as of October 29, 2016, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

INTERIM CONSOLIDATED BALANCE SHEETS

[Unaudited and in thousands of Canadian dollars]

	As at	As at
	October 29, 2016	January 30, 2016
	$	$

ASSETS
Current
Cash	33,136	72,514
Accounts and other receivables	3,504	2,702
Inventories	42,822	17,767
Income tax receivable	4,373	605
Prepaid expenses and deposits	6,054	4,493
Derivative financial instruments	1,065	3,442
Total current assets	90,954	101,523
Property and equipment	53,702	47,330
Intangible assets	2,567	2,242
Deferred income tax assets	7,909	7,877
Total assets	155,132	158,972
LIABILITIES AND EQUITY
Current
Trade and other payables	15,802	14,435
Deferred revenue	2,678	3,762
Income taxes payable	—	62
Current portion of provisions	68	512
Total current liabilities	18,548	18,771
Deferred rent and lease inducements	7,311	6,002
Provisions	394	162
Total liabilities	26,253	24,935
Equity
Share capital	262,149	259,205
Contributed surplus	7,476	7,094
Deficit	(144,432)	(138,465)
Accumulated other comprehensive income	3,686	6,203
Total equity	128,879	134,037
	155,132	158,972

INTERIM CONSOLIDATED STATEMENTS OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

[Unaudited and in thousands of Canadian dollars, except share information]

	For the three months ended		For the nine months ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
	$	$	$	$

Sales	44,134	36,305	129,682	104,930
Cost of sales	23,587	18,283	66,072	51,769
Gross profit	20,547	18,022	63,610	53,161
Selling, general and administration expenses	27,187	18,888	71,116	54,098
Stock-based compensation related to cashless exercise	—	—	—	4,052
Results from operating activities	(6,640)	(866)	(7,506)	(4,989)
Finance costs	19	17	55	1,031
Finance income	(125)	(108)	(394)	(231)
Loss on derivative financial instruments	—	164	—	—
Accretion of preferred shares	—	—	—	401
Loss from embedded derivative on Series A, A-1 and A-2 preferred shares	—	—	—	140,874
Loss before income taxes	(6,534)	(939)	(7,167)	(147,064)
Income tax recovery	(1,574)	(68)	(1,454)	(879)
Net loss	(4,960)	(871)	(5,713)	(146,185)
Other comprehensive income (loss)
Items to be reclassified subsequently to income:
Unrealized net gain (loss) on forward exchange contracts	537	45	(1,982)	1,894
Realized net (gain) loss on forward exchange contracts reclassified to inventory	(26)	(1,111)	(396)	(1,111)
Provision for income tax (recovery) on comprehensive income	(136)	326	631	(208)
Cumulative translation adjustment	699	(20)	(770)	221
Other comprehensive income (loss), net of tax	1,074	(760)	(2,517)	796
Total comprehensive loss	(3,886)	(1,631)	(8,230)	(145,389)
Net loss per share:
Basic	(0.20)	(0.04)	(0.23)	(7.91)
Fully diluted	(0.20)	(0.04)	(0.23)	(7.91)
Weighted average number of shares outstanding
— basic	24,902,385	23,977,040	24,554,391	18,360,119
— fully diluted	24,902,385	23,977,040	24,554,391	18,360,119

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the nine months ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
	$	$	$	$

OPERATING ACTIVITIES
Net loss	(4,960)	(871)	(5,713)	(146,185)
Items not affecting cash:
Depreciation of property and equipment	2,110	1,445	5,818	4,093
Amortization of intangible assets	198	168	527	433
Loss on disposal of property and equipment	311	—	311	292
Impairment of property and equipment	2,516	—	2,516	—
Loss on derivative financial instruments	—	164	—	—
Deferred rent	385	333	1,031	815
Provision (recovery) for onerous contracts	48	—	48	(265)
Stock-based compensation expense	643	458	1,573	1,276
Amortization of financing fees	19	—	55	176
Accretion of preferred shares	—	—	—	401
Loss from embedded derivative on Series A, A-1 and A-2 preferred shares	—	—	—	140,874
Deferred income taxes	453	323	475	1,011
	1,723	2,020	6,641	2,921
Net change in other non-cash working capital balances related to operations	(23,978)	(8,764)	(31,467)	(16,210)
Cash flows related to operating activities	(22,255)	(6,744)	(24,826)	(13,289)
FINANCING ACTIVITIES
Repayment of finance lease obligations	—	—	—	(552)
Proceeds from issuance of long-term debt	—	—	—	9,996
Repayment of long-term debt	—	—	—	(20,010)
Repayment of loan from the controlling shareholder	—	—	—	(2,952)
Proceeds from issuance of common shares pursuant to exercise of stock options	962	27	1,806	86
Gross proceeds of initial public offering	—	—	—	79,370
IPO-related expenses	—	(72)	—	(10,620)
Financing fees	—	(15)	—	(186)
Cash flows related to financing activities	962	(60)	1,806	55,132
INVESTING ACTIVITIES
Additions to property and equipment	(5,776)	(7,385)	(15,498)	(12,415)
Additions to intangible assets	(399)	(293)	(860)	(961)
Cash flows related to investing activities	(6,175)	(7,678)	(16,358)	(13,376)
Increase (decrease) in cash during the period	(27,468)	(14,482)	(39,378)	28,467
Cash, beginning of period	60,604	62,733	72,514	19,784
Cash, end of period	33,136	48,251	33,136	48,251

Reconciliation of Adjusted EBITDA

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the nine months ended
(in thousands)	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015

Net loss	$(4,960)	$(871)	$(5,713)	$(146,185)
Finance costs	19	17	55	1,031
Finance income	(125)	(108)	(394)	(231)
Depreciation and amortization	2,308	1,613	6,345	4,526
Income tax recovery	(1,574)	(68)	(1,454)	(879)
EBITDA	$(4,332)	$583	$(1,161)	$(141,738)
Additional adjustments :
Stock-based compensation expense (a)	643	458	1,573	1,276
Stock-based compensation expense related to cashless exercise (b)	—	—	—	4,052
CEO separation costs related to salary (c)	505	—	505	—
Impairment of property and equipment (d)	2,516	—	2,516	—
Provision (recovery) for onerous contracts (e)	48	—	48	(265)
Deferred rent (f)	385	333	1,031	815
Loss on derivative financial instruments (g)	—	164	—	—
Loss on disposal of property and equipment (h)	311	—	311	292
Accretion of preferred shares (i)	—	—	—	401
Loss from embedded derivative on Series A, A-1 and A-2 preferred shares (j)	—	—	—	140,874
Adjusted EBITDA	$76	$1,538	$4,823	$5,707

(a)	Represents non-cash stock-based compensation expense.
(b)	Represents expense related to cashless exercise of options by former employees.
(c)	CEO separation costs represent salary owed to CEO as part of the separation agreement.
(d)	Represents costs related to impairment of property and equipment and intangible assets for stores.
(e)

Represents provision and non-cash recovery related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(f)	Represents the extent to which our annual rent expense has been above or below our cash rent.
(g)	Represents the non-cash loss on derivative financial instruments.
(h)

Represents non-cash costs related to the loss on disposal of property and equipment due to construction of a new store concept at an existing location in the current year period and to the closure of one store due to termination of sub-lease in the prior year period.

(i)

Represents non-cash accretion expense on our preferred shares. In connection with the completion of our initial public offering on June 10, 2015, all of our outstanding preferred shares were converted automatically into common shares.

(j)	Represents non-cash market loss for the conversion feature of the Series A, A-1 and A-2 preferred shares. In connection with our initial public offering, this liability was converted into equity.

Reconciliation of IFRS basis to Adjusted net income (loss)

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the nine months ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015

Net loss	$(4,960)	$(871)	$(5,713)	$(146,185)
Stock-based compensation expense related to cashless exercise (a)	—	—	—	4,052
CEO separation costs (b)	594	—	594	—
Finance costs related to preferred shares (c)	—	—	—	477
Impairment of property and equipment (d)	2,516	—	2,516	—
Provision for onerous contracts (e)	48	—	48	—
Loss on derivative financial instruments (f)	—	164	—	—
Loss on disposal of property and equipment (g)	311	—	311	292
Accretion of preferred shares (h)	—	—	—	401
Loss from embedded derivative on Series A, A-1 and A-2 preferred shares (i)	—	—	—	140,874
Income tax expense adjustment (j)	(897)	(43)	(897)	(1,151)
Adjusted net loss	$(2,388)	$(750)	$(3,141)	$(1,240)

(a)	Represents expense related to cashless exercise of options by former employees.
(b)

CEO separation costs represent salary owed to CEO of $505 payable as part of the separation agreement and stock-based compensation expense of $89 relating to the vesting of equity awards pursuant to the separation agreement.

(c)	Represents finance fees related to the preferred shares. Upon the completion of our initial public offering, we converted the liability associated with these preferred shares into equity.
(d)	Represents costs related to impairment of property, equipment and intangible assets for stores.
(e)

Represents provision and non-cash recovery related to certain stores where the unavoidable costs of meeting the obligations under the lease agreement are expected to exceed the economic benefits expected to be received from the contract.

(f)	Represents non-cash loss on derivative financial instruments.
(g)

Represents non-cash costs related to the loss on disposal of property and equipment due to construction of a new store concept at an existing store location in the current year period and to the closure of one store due to termination of sub-lease in the prior year period.

(h)

Represents non-cash accretion expense on our preferred shares. In connection with the completion of our initial public offering on June 10, 2015, all of our outstanding preferred shares were converted automatically into common shares.

(i)	Represents non-cash market loss for the conversion feature of the Series A, A-1 and A-2 preferred shares. In connection with our initial public offering, this liability was converted into equity.
(j)

Removes the income tax impact of the stock-based compensation expense for cashless exercise,  CEO separation costs, impairment of property and equipment, provision for onerous contracts, loss on derivative financial instruments and loss on disposal of property and equipment referenced in notes (a), (b), (d), (e), (f), and (g).

Reconciliation of IFRS basis to Adjusted results from operating activities

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the nine months ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015

Results from operating activities	(6,640)	(866)	(7,506)	(4,989)
Stock-based compensation expense for cashless exercise (a)	—	—	—	4,052
CEO separation costs (b)	594	—	594	—
Impairment of property and equipment (c)	2,516	—	2,516	—
Provision for onerous contracts (d)	48	—	48	—
Loss on disposal of property and equipment (e)	311	—	311	292
Adjusted results from operating activities	$ (3,171)	$ (866)	$ (4,037)	$ (645)

(a)	Represents expense related to cashless exercise of options by former employees.
(b)

CEO separation costs represent salary owed to CEO of $505 payable as part of the separation agreement and stock-based compensation expense of $89 relating to the vesting of equity awards pursuant to the separation agreement.

(c)	Represents costs related to impairment of property, equipment and intangible assets for stores.
(d)

Represents provision and non-cash recovery related to certain stores where the unavoidable costs of meeting the obligations under the lease agreement are expected to exceed the economic benefits expected to be received from the contract.

(e)

Represents non-cash costs related to the loss on disposal of property and equipment due to construction of a new store concept at an existing store location in the current year period and to the closure of one store due to termination of sub-lease in the prior year period.

Reconciliation of IFRS basis to Adjusted selling, general and administration expenses

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the nine months ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015

Selling, general and administration expenses	27,187	18,888	71,116	54,098
CEO separation costs (a)	594	—	594	—
Impairment of property and equipment (b)	2,516	—	2,516	—
Provision for onerous contracts (c)	48	—	48	—
Loss on disposal of property and equipment (d)	311	—	311	292
Adjusted selling, general and administration expenses	$ 23,718	$ 18,888	$ 67,647	$ 53,806

(a)

CEO separation costs represent salary owed to CEO of $505 payable as part of the separation agreement and stock-based compensation expense of $89 relating to the vesting of equity awards pursuant to the separation agreement.

(b)	Represents costs related to impairment of property, equipment and intangible assets for stores.
(c)

Represents provision and non-cash recovery related to certain stores where the unavoidable costs of meeting the obligations under the lease agreement are expected to exceed the economic benefits expected to be received from the contract.

(d)

Represents non-cash costs related to the loss on disposal of property and equipment due to construction of a new store concept at an existing store location in the current year period and to the closure of one store due to termination of sub-lease in the prior year period.

Reconciliation of fully diluted weighted average common shares outstanding, as reported, adjusted fully diluted weighted average common shares outstanding

[Unaudited and in thousands of Canadian dollars, except per share]

	For the three months ended		For the nine months ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015

Weighted average number of shares outstanding, fully diluted	24,902,385	23,977,040	24,554,391	18,360,119
Adjustments:
Adjustment for conversion of preferred shares Series A, A-1 and A-2 (a)	—	—	—	3,855,205
Initial public company share issuance (b)	—	—	—	1,619,263
Adjusted weighted average number of shares outstanding, fully diluted	24,902,385	23,977,040	24,554,391	23,834,587

Net loss per share, fully diluted	(0.20)	(0.04)	(0.23)	(7.91)

Adjusted net loss per share, fully diluted	(0.10)	(0.03)	(0.13)	(0.05)

(a)	Reflects the impact of the conversion of Series A, A-1 and A-2 preferred shares into common shares, as if they had been available the entire period.
(b)	Reflects the number of common shares issued in the initial public offering, as if they had been available the entire period.

Investor Contact

ICR Inc.

Farah Soi/Rachel Schacter

(203) 682-8200

investors@davidstea.com